Exhibit 99.1


            SureWest to Report Second Quarter 2005 Results August 8;
             Company Also Releases Second Quarter Operating Metrics


    ROSEVILLE, Calif.--(BUSINESS WIRE)--July 21, 2005--Leading independent telecommunications holding company SureWest Communications (NASDAQ:SURW) will release financial results for the second quarter ended June 30, 2005, after the market closes on Monday, August 8, 2005. SureWest also released non-financial quarterly operating metrics by segment today. Please view the attached table.
    The Company will host a conference call and live Webcast at 11:00 a.m. Eastern Time on Tuesday, August 9 to discuss second quarter 2005 results. Open to the public, the Webcast will be available from the Company's investor relations website at www.surw.com and via replay shortly after completion of the call. A telephone replay of the conference will also be available a short time after the conference call and through Friday, August 12, by dialing (888) 286-8010 and entering passcode 12641336. Be sure to visit www.surw.com for updates prior to the call.

    About SureWest Communications

    With 90 years in Northern California, SureWest and its family of companies represent an integrated network of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

    Safe Harbor Statement

    Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.
    Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal control issues identified by the company, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.



                        SUREWEST COMMUNICATIONS
                      Selected Operating Metrics

                                          As of and for the quarter
                                                     ended

                                          June 30,   June 30,    Pct
                                            2005       2004    Change
                                         -----------------------------
LINE SUMMARY
ILEC access lines                           130,202    134,274   -3.0%
Broadband access lines (1)                   15,784     11,467   37.6%
Total SureWest access lines                 145,986    145,741    0.2%

TELECOM
ILEC access lines                           130,202    134,274   -3.0%
ILEC voice-grade equivalents (2)            421,900    454,800   -7.2%
Long distance lines                          50,094     44,682   12.1%
Long distance penetration                      38.5%      33.3%  15.6%

BROADBAND
CLEC access lines                             2,160      1,633   32.3%
CLEC voice-grade equivalents (2)            230,100    146,100   57.5%
DSL subscribers                              25,775     21,385   20.5%
DSL revenue-generating units (RGUs) (3)      27,471     21,799   26.0%
    Video RGUs                                1,914        500  282.8%
    Data RGUs                                25,557     21,299   20.0%
FTTP subscribers                             18,057     13,714   31.7%
FTTP revenue-generating units (RGUs) (4)     42,255     32,101   31.6%
    Voice RGUs                               13,624      9,834   38.5%
    Video RGUs                               13,204     10,907   21.1%
    Data RGUs                                15,427     11,361   35.8%
FTTP marketable homes                        80,832     56,100   44.1%
FTTP marketable homes penetration (5)          22.1%      24.3%  -9.1%
FTTP churn                                      1.3%       2.1% -38.1%

WIRELESS
Total subscribers                            53,361     48,531   10.0%
    Contract subscribers                     48,779     40,623   20.1%
POPs (6)                                  3,532,000  3,477,000    1.6%
POPs covered (6)                          2,759,000  2,711,000    1.8%
Net contract additions                        1,247      2,059  -39.4%
Net non-contract additions                     -773       -807   -4.2%
Contract churn (7)                             2.95%      3.04%  -3.0%


    (1) The sum of CLEC access lines and FTTP voice RGUs.

    (2) Voice-grade equivalents (VGEs) are calculated by dividing the capacity of all circuits in use by 64 kilobits (bandwidth representing a voice access line), excluding ethernet service and Broadband FTTP data RGUs. DSL VGEs are counted as two 64 kbps channels.

    (3) Revenue-generating units (RGUs) are the sum of all primary digital video and high-speed data connections, excluding additional units. Telephony units are included in ILEC Access
    Lines.

    (4) Revenue-generating units (RGUs) are the sum of all primary digital video, telephony and high-speed data connections, excluding additional units.

    (5) FTTP marketable home penetration is calculated on residential marketable homes passed and residential FTTP subscribers. The total FTTP subscribers also includes 151 and 49 Small-Medium Enterprise customers in 2005 and 2004, respectively, which are not included in the penetration rate.

    (6) POPs and POPs covered were previously reported as 3.3M and 2.8M, respectively, at March 31, 2004. These have been adjusted for comparison to 2005 figures, which reflect a more precise measurement methodology.

    (7) Quarterly turnover in contract customers (total contract customer disconnects divided by sum of monthly average contract subscribers).



    CONTACT: SureWest Communications
             Karlyn Oberg, 916-786-1799
             k.oberg@surewest.com